LETTER AGREEMENT BETWEEN STEPHEN L. SCHLECHT AND DULUTH HOLDINGS INC.

June 9, 2025

Re: Employment Agreement Dear Mr. Schlecht:

Dear Mr. Stephen L. Schlecht

This Letter Agreement (this “Letter Agreement”) is entered into effective as of June 9, 2025 by and between Duluth Holdings Inc. (d/b/a Duluth Trading Company) (“Duluth Trading”), and Mr. Stephen L. Schlecht (“You”).

You and Duluth Trading are parties to that certain First Amended and Restated Employment Agreement, dated as of May 27, 2021, as amended by that certain Second Amendment to Employment Agreement, dated as of February 26, 2025 (the “Employment Agreement”). Terms used in this Letter Agreement but not defined herein shall have the meanings ascribed to them in the Employment Agreement.

In light of Duluth Trading’s performance, you have agreed to temporarily reduce your Base Salary. Notwithstanding anything else to the contrary in the Employment Agreement, as of the date of this Letter Agreement, you and Duluth Trading acknowledge and agree that your annual Base Salary shall be reduced from $275,000 to $50,000 from June 9, 2025 through February 1, 2026. Such reduction in Base Salary shall not constitute “Good Reason” under Section 3.1(e) of the Employment Agreement. On February 2, 2026, your Base Salary under the Employment Agreement shall automatically increase from $50,000 to $275,000. Furthermore, notwithstanding anything else to the contrary in the Employment Agreement, for purposes of your participation in the Bonus Plan for fiscal year 2025, the amount of your bonus amount, if any, shall be calculated using a Base Salary of $275,000.

This Letter Agreement and the other agreements referred to herein set forth the entire understanding between you and Duluth Trading with respect to the subject matter hereof. Except as specifically modified by this Letter Agreement, the Employment Agreement remains in full force and effect. This Letter Agreement shall be governed by the laws of the State of Wisconsin. This Letter Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

Sincerely

DULUTH HOLDINGS INC:

/s/ Stephanie Pugliese

Stephanie L. Pugliese

President and Chief Executive Officer

AGREED TO AND ACCEPTED BY:

/s/ Stephen L. Schlecht

Stephen L. Schlecht

Senior Advisor